United States
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
 __________________________________
FORM 8-K
__________________________________
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report: November 20, 2013
Commission File Number 1-7107
 __________________________________
LOUISIANA-PACIFIC CORPORATION
(Exact name of registrant as specified in its charter)
 __________________________________

DELAWARE	1-7107	93-0609074
(State or other jurisdiction of incorporation or organization)	Commission File Number	(IRS Employer Identification No.)
414 Union Street, Suite 2000, Nashville, TN 37219
(Address of principal executive offices) (Zip Code)
Registrant’s telephone number, including area code: (615) 986-5600
 __________________________________
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

å	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

å	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

å	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

å	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01 Regulation FD Disclosure
On November 20, 2013, Louisiana-Pacific Corporation (“LP”) and Ainsworth Lumber Company Ltd. ("Ainsworth") received a request for additional information (a “Second Request”) from the U.S. Department of Justice (“DOJ”) in connection with the previously announced plan of arrangement (the “Arrangement”) under the Business Corporations Act (British Columbia) involving the proposed acquisition by LP of all the outstanding common shares of Ainsworth. The information requests were issued under the notification requirements of the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the “HSR Act”).
The effect of the Second Request is to extend the waiting period imposed by the HSR Act until 30 days after LP and Ainsworth have substantially complied with the Second Request, unless that period is extended voluntarily by the companies or terminated earlier by the DOJ. LP will continue to cooperate with the DOJ as the agency conducts its review of the proposed Arrangement.
The closing of the Arrangement remains subject to a number of conditions, including the expiration or termination of the waiting period under the HSR Act and the receipt of other regulatory approvals and clearances. Subject to obtaining required regulatory approvals and clearances and the satisfaction or waiver of other closing conditions, it is anticipated that the Arrangement will be completed during the first quarter of 2014.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LOUISIANA-PACIFIC CORPORATION

By:	/s/ SALLIE B. BAILEY
Sallie B. Bailey
Executive Vice President and Chief
Financial Officer
(Principal Financial Officer)
Date: November 21, 2013